Information Statement Pursuant to Section 14(c) of the Securities
       Exchange Act of 1934

       (Amendment No. 1)

       Filed by the Registrant [x]

       Filed by the Party other than the Registrant [ ]

       Check the appropriate box:

       [ ]   Preliminary Information Statement
       [X]   Definitive Information Statement
       [ ]   Confidential, for use of the Commission only (as permitted by Rule
	     14c-5(d)(2)

        STRATEGIC GAMING INVESTMENTS, INC.
	----------------------------------
        (Name of Registrant as Specified In Its Charter)


        STRATEGIC GAMING INVESTMENTS, INC.
	----------------------------------
        (Name of Person(s) Filing Proxy Statement)

       Payment of Filing Fee (Check the appropriate box):

       [X[No Fee Required.
       [ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of transaction:


       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:




                         STRATEGIC GAMING INVESTMENTS,  INC.
                              2580 ANTHEM VILLAGE DR.,
                                 HENDERSON, NV 89052

                                INFORMATION STATEMENT

                            Mailing Date:  August 29, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY


GENERAL

       This Information Statement is furnished to the holders of Common Stock, $0.001 par value per share (the "Common Stock"), of Strategic Gaming Investments, Inc. (the "Company") on behalf of the Company in connection with proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to "Amerigo Energy, Inc." or a similar name approved by the Board of Directors. The amendment have already been approved by the consent of persons holding 5,725,776 shares of Common Stock, which hold collectively 51% of the Company's outstanding Common Stock. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

       The cost of this Information Statement will be borne by the Company.

RECORD DATE

       The close of business on August 18, 2008, which is the date of the consent action by shareholders approving the amendments to its articles, was fixed as the record date pursuant to Section 213 of the Delaware General Corporation Law.

       The voting securities of the Company are the shares of its Common Stock, of which 11,225,969 shares were issued and outstanding as of July 31, 2008.
 All outstanding shares of Common Stock are entitled to one vote per share on each matter submitted to shareholders.

BENEFICIAL OWNERSHIP OF SECURITIES

       Common Stock. The following table sets forth the beneficial ownership of the Company's Common Stock as of July 31, 2008 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder. The address of each, unless otherwise noted, is 2580 Anthem Village Dr., Henderson, NV 89052. Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

NAME                      	OFFICE               SHARES OWNED    PERCENTAGE

Lawrence S. Schroeder     	President and CEO       1,106,350         9.86%
Jason Griffith (2)                               	  750,000         6.68%
Maren Life Reinsurance Ltd                       	  757,265         6.75%
Kenneth D. Olson                              		1,171,871        10.44%

TOTAL                                         		3,785,486	 33.72%

(1) Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2) Jason Griffith is the former Chief Financial Officer for the Company and holds the above 750,000 shares indirectly.



                                    PROPOSAL NO. 1:
                    AMENDMENT OF ARTICLES OF INCORPORATION
                                  NAME CHANGE

       The stockholders holding a majority of combined voting power of the Company have approved an amendment to Article One of the Company's Articles of Incorporation to change the name of the Company to Amerigo Energy, Inc.

            The Board of Directors has proposed the name change because of the Company's departure from the gaming business.

       The amendment will be filed with an effective date with the Delaware Secretary of State no less than twenty days after the mailing of the definitive Information Statement.


By The Order of The Board of Directors,

/s/ Lawrence S. Schroeder
-------------------------
Lawrence S. Schroeder
President/CEO/CFO